SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2003

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)

(203) 401-3330

Registrant’s telephone number, including area code:

Item 5.    Other Events and Regulation FD Disclosure.

On September 4, 2003, the Registrant issued a press release announcing that the results of a study on CR002, the Company’s leading fully human preclinical antibody, were published in the September 2003 edition of the Journal of the American Society of Nephrology. The study results, which were presented at the World Congress of Nephrology meeting, demonstrated the antibody’s activity in an animal model of nephritis, or kidney inflammation.

In addition, the Registrant announced that patient dosing for its leading novel protein therapeutic, CG53135, has begun as part of a Phase I clinical trial and the Company expects to initiate Phase II trials for this molecule in 2004, further validating its approach.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

(c) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated September 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: September 5, 2003	By:	/s/ DAVID M. WURZER

	Name: Title:	David M. Wurzer Executive Vice President and Chief Financial Officer